WARRANT


THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES WHICH MAY BE ACQUIRED UPON THE EXERCISE OF THIS COMMON STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION SATISFACTORY TO THE COMPANY OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT.

Void after _________, 200__, or                  Right to Purchase ______ Shares
otherwise as provided herein                        of Common Stock, $0.0001 par
                                              value per share, of SpaceDev, Inc.


                                  WARRANT R-__

                                 SPACEDEV, INC.
                          COMMON STOCK PURCHASE WARRANT

         SpaceDev, Inc., a Colorado corporation (the "Company"), for value received and subject to the terms set forth below, hereby grants to ____________________________ and its registered successors and assigns (the "Holder") the right to purchase from the Company, at any time or from time to time before 3:00 P.M., California time, on _________, 200__, ________ fully paid and non-assessable shares of the Common Stock, par value $0.0001 per share, of the Company, at the Exercise Price (as defined below). The Exercise Price and the number and character of such shares of Common Stock purchasable pursuant to the rights granted under this Warrant are subject to adjustment as provided herein.

         This Warrant is subject to the following provisions:

         1. DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) "Common Stock" means the Company's $0.0001 par value common stock.

         (b) "Exercise Price" means $______ or the Holder's per Unit purchase price of the Company's Units pursuant to that certain Private Placement Memorandum dated March 2, 2001 (the "Memorandum").

         (c) "Issue Date" means __________, 200__.

         (d) "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or other) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock.

         (e) "Person" means, without limitation, an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, or a government or any department or agency thereof.

         (f) "This Warrant" means, collectively, this Warrant and all other stock purchase warrants issued in exchange herefor or replacement hereof.

         2. EXERCISE OF WARRANT.

         2.1 EXERCISE PERIOD. The Holder may exercise this Warrant, in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time prior to 3:00 P.M. California time on ____________, 200__.



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         2.2 EXERCISE PROCEDURE.

         (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

                  (i) a completed Subscription Agreement in the form attached to the Memorandum, executed by the Holder exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                  (ii) this Warrant;

                  (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit B hereto, evidencing the assignment of this Warrant to the Purchaser together with any documentation required pursuant to Section 6(a) hereof; and

                  (iv) a check payable to the order of the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise;

         (b) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days after the Exercise Date, the Company at its expense will cause to be issued in the name of and delivered to the Holder hereof, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon exercise.

         (c) Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company at its expense will, within ten (10) days after the Exercise Date, issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder calling in the aggregate on the face or faces thereof for the number of shares of Common Stock remaining issuable under this Warrant.

         (d) The Common Stock (or Other Securities) issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock (or Other Securities) on the Exercise Date.

         (e) The issuance of certificates for shares of Common Stock (or Other Securities) upon exercise of this Warrant will be made without charge to the Holder for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of Shares of Common Stock (or Other Securities).

         2.3 FRACTIONAL SHARES. If a fractional share of Common Stock would, but for the provisions of Section 2.1 hereof, be issuable upon exercise of the rights represented by this Warrant, the Company will, within ten (10) days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share, in an amount equal to the Market Price of such fractional share as of the close of business on the Exercise Date.

         3. ADJUSTMENTS; CANCELLATION.

         3.1 STOCK SPLITS, ETC. If the Company shall at any time after the Issue Date subdivide its outstanding Common Stock or Other Securities, by split-up or otherwise, or combine its outstanding Common Stock or Other Securities, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock or Other Securities, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of such a subdivision or stock dividend, or proportionately decreased in the case of such combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of such a subdivision or stock dividend, or proportionately increased in the case of such combination.

         3.2 RECLASSIFICATION, REORGANIZATION, ETC. In case of any reclassification, capital reorganization or change of the outstanding Common Stock or Other Securities (other than as a result of a subdivision, combination or stock dividend) or any exchange or conversion of the Common Stock for or into securities of another entity, or in case of the consolidation or merger of the Company with or into any other Person or in case of any sale or conveyance of

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all or substantially all of the assets of the Company (any of the foregoing being a "Reorganization Transaction"), then, as a condition of such Reorganization Transaction, lawful provision shall be made so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization Transaction by a holder of the number of shares of Common Stock or Other Securities of the Company as to which this Warrant was exercisable immediately prior to such Reorganization Transaction, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock, and other securities and property, thereafter deliverable upon exercise hereof.

         3.3 DIVIDENDS. In case the Company shall, at any time or from time to time after the Issue Date, pay any dividend or make any other distribution upon its Common Stock (or Other Securities) payable in cash, property or securities of a corporation other than the Company, then forthwith upon the payment of such dividend, or the making of such other distribution, as the case may be, the Exercise Price then in effect shall be reduced by the amount of such dividend or other distribution in respect of each outstanding share of Common Stock (or Other Securities). The Board of Directors of the Company shall determine the fair value of any dividend or other distribution made upon Common Stock of the Company payable in property or securities of a corporation other than the Company.

         3.4 CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or the number of shares issuable hereunder is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Treasurer of the Company, which certificate shall state (i) the Exercise Price and the number of shares of Common Stock (or Other Securities) issuable hereunder after such adjustment, (ii) the facts requiring such adjustment, and (iii) the method of calculation for such adjustment and increase or decrease.

         3.5 SMALL ADJUSTMENTS. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least one percent; provided, however, that any adjustments which by reason of this Section 3.5 are not required to be made immediately shall be carried forward and taken into account at the time of exercise of this Warrant or any subsequent adjustment in the Exercise Price which, singly or in combination with any adjustment carried forward, is required to be made under Sections 3.1, 3.2 or 3.3.

         4. IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock (or Other Securities) upon the exercise of this Warrant.

         5. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of this Warrant.

         6. DISPOSITION OF THIS WARRANT, COMMON STOCK, ETC.

         (a) The Holder and any proposed transferee hereof or of the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable, by their acceptance hereof, hereby understand and agree that this Warrant and the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) without an effective registration statement under the Act or an opinion satisfactory to the Company of counsel satisfactory to the Company and/or submission to the Company of such other evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act. It shall be a condition to the transfer of this Warrant that any transferee hereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

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

         (b) The stock certificates of the Company that will evidence the shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION SATISFACTORY TO THE COMPANY OF COUNSEL SATISFACTORY TO THE COMPANY AND/OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT."

         provided, however, that, if the shares of Common Stock (or Other Securities) with respect to which this Warrant has been exercised are registered in accordance with the provisions of the Act, any stock certificates of the Company issued in connection herewith and bearing the foregoing legend will, upon written request of the Holder, be replaced with a certificate(s) not bearing the foregoing legend.

         7. RIGHTS AND OBLIGATIONS OF HOLDER. The Holder shall not, by virtue hereof, be entitled to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative actions by the Holder to purchase Common Stock (or Other Securities) of the Company by exercising this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of the Holder for the Exercise Price of Common Stock (or Other Securities) acquirable by exercise hereof or as a stockholder of the Company.

         8. TRANSFER OF WARRANTS. Subject to compliance with the restrictions on transfer applicable to this Warrant referred to in Section 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the registered Holder, upon surrender of this Warrant with a properly executed Assignment (in substantially the form attached hereto as Exhibit B), to the Company, and the Company at its expense will issue and deliver to or upon the order of the Holder a new Warrant or Warrants in such denomination or denominations as may be requested, but otherwise of like tenor, in the name of the Holder or as the Holder (upon payment of any applicable transfer taxes) may direct.

         9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         10. COMPANY RECORDS. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         11. MISCELLANEOUS.

         11.1 NOTICES. All notices and other communications from the Company to the Holder shall be mailed by first class mail, postage prepaid, to such address as may have been furnished to the Company in writing by the Holder, or, until an address is so furnished, to and at the address of the last previous Holder who has so furnished an address to the Company. All communications from the Holder to the Company shall be mailed by first class mail, postage prepaid, to the Company at 13855 Stowe Drive, Poway, California 92064, or such other address as may have been furnished to the Holder in writing by the Company.

         11.2 AMENDMENT AND WAIVER. Except as otherwise provided herein, this Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

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

         11.3 GOVERNING LAW; DESCRIPTIVE HEADINGS. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of California. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.


Dated:  __________, 200__                     SPACEDEV, INC.



                                              By:_______________________________
                                                 Stanley W. Dubyn, President

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

                                    EXHIBIT A


SpaceDev, Inc.
13855 Stowe Drive Date of Exercise:___________
Poway, CA 92064

To Whom It May Concern:

This constitutes notice under the SpaceDev, Inc. (the "Company") common stock purchase warrant granted to me on ______________ (the "Warrant") that I elect to purchase the number of shares for the price set forth below:


         Number of shares as to
         which warrant is exercised:                 _______________________

         Certificates to be issued
         in name of:                                 _______________________

         Social Security Number:                     _______________________

         Total exercise price:                       _______________________

         Cash payment delivered herewith:            _______________________

By this exercise, I agree to provide such additional documents as you may require pursuant to the terms of the Warrant.



                                                     Sincerely,


                                                     -----------------------
                                                     Signature


                                                     -----------------------
                                                     Print Name

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

                                    EXHIBIT B

                                   ASSIGNMENT

                  [To be signed only upon exercise of Warrant]


         For value received, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of the Common Stock (or Other Securities) covered thereby set forth below, unto:

Name of Assignee             Address                         No. of Shares


------------------------     ------------------------------  -------------------

                             ------------------------------


Dated:                       Signature:   _____________________________________
                                          (Signature must conform in all
                                          respects to name of Holder as
                                          specified on the face of the Warrant).


                             Address:  ______________________________________

                                       ______________________________________

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